UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2006
THE DUN & BRADSTREET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, New Jersey	07078

(Address of principal executive offices)	(Zip Code)
(973) 921-5500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PURPOSE OF FILING
The purpose of this filing is to report to you: (i) that we have issued a press release announcing our financial results for the fourth quarter and year ended December 31, 2005; and (ii) actions taken by our Board of Directors with respect to our 2006 Financial Flexibility Program.
(i)

Item 2.02. Results of Operations and Financial Condition.
     On February 2, 2006, we issued a press release announcing our financial results for the fourth quarter and year ended December 31, 2005. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 2.02 by reference.
     In accordance with General Instruction B.2 of Form 8-K, the information provided pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.
Item 2.05 Costs Associated with Exit or Disposal Activities.
On January 31, 2006, our Board of Directors approved our 2006 Financial Flexibility Program. Since the launch of our Blueprint for Growth strategy in 2000, we have utilized a financially flexible business model to fund investments for growth and to create shareholder value. As a part of each program, we have incurred a restructuring charge, which generally consists of employee severance and termination costs, asset write-offs, and/or costs to terminate lease obligations, and transition costs, which generally consist of other costs necessary to accomplish the process changes such as consulting fees, cost of temporary workers, relocation costs and stay bonuses.
In 2006, we will create financial flexibility through initiatives including the following:
•	Eliminating, standardizing, and consolidating redundant technology platforms, software licenses and maintenance agreements;

•	Standardizing and consolidating customer service teams and processes to increase productivity and capacity utilization;

•	Consolidating our vendors to improve purchasing power; and

•	Improving operating efficiencies of facilities.
We expect to complete all actions under the 2006 program by December 2006. On an annualized basis, these actions are expected to create $70 million to $75 million of financial flexibility, of which approximately $50 million to $55 million will be generated in 2006, before any transition costs and restructuring charges and before any reallocation of spending. To implement these initiatives, we expect to incur transition costs of approximately $15 million. In addition, we expect to incur non-core charges totaling $23 million to $28 million pre-tax, of which $10 million to $14 million relate to severance, approximately $9 million to $10 million relates to lease termination obligations and approximately $4 million relate to other exit costs in 2006. Approximately $36 million to $41 million of these transition costs and restructuring charges are expected to result in cash expenditures. In addition, as a result of this re-engineering program, we expect that approximately 125 to 150 positions will be eliminated globally.

Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit	Description
99.1	Press Release of The Dun & Bradstreet Corporation, dated February 2, 2006 (furnished pursuant to Item 2.02).

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation
By:	/s/ David J. Lewinter
David J. Lewinter
Senior Vice President, General Counsel & Corporate Secretary

DATE: February 2, 2006

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EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of The Dun & Bradstreet Corporation, dated February 2, 2006 (furnished pursuant to Item 2.02).

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